                                                                  EXHIBIT 25(a)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                             ----------------------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                              --------------------
                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

               New York                                      16-1057879
               (Jurisdiction of incorporation              (I.R.S. Employer
                 or organization if not a U.S.            Identification No.)
                 national bank)

               140 Broadway, New York, N.Y.              10005-1180
               (212) 658-1000                            (Zip Code)
               (Address of principal executive offices)

                       PORTLAND GENERAL ELECTRIC COMPANY
              (Exact name of obligor as specified in its charter)

              Oregon                                    93-0256820
              (State or other jurisdiction              (I.R.S. Employer
              of incorporation or organization)         Identification No.)

              121 S.W. Salmon Street
              Portland, Oregon                                97204
              (503) 464-8000                                 (Zip Code)
              (Address of principal executive offices)

                              FIRST MORTGAGE BONDS
                        (Title of Indenture Securities)

                                    General
Item 1. General Information.

                 Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervisory authority to which it is subject.

                 State of New York Banking Department.

                 Federal Deposit Insurance Corporation, Washington, D.C.

                 Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

                          Yes.

Item 2. Affiliations with Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                          None

Item 16.  List of Exhibits.


Exhibit
-------
T1A(i)           *       -        Copy of the Organization Certificate of Marine Midland Bank.

T1A(ii)          *       -        Certificate of the State of New York Banking Department dated December
                                  31, 1993 as to the authority of Marine Midland Bank to commence business.

T1A(iii)                 -        Not applicable.

T1A(iv)          *       -        Copy of the existing By-Laws of Marine Midland Bank as adopted on January
                                  20, 1994.

T1A(v)                   -        Not applicable.

T1A(vi)          *       -        Consent of Marine Midland Bank required by Section 321(b) of the Trust
                                  Indenture Act of 1939.

T1A(vii)                 -        Copy of the latest report of condition of the trustee (March 31,
                                  1995), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)                -        Not applicable.

T1A(ix)                  -        Not applicable.


         * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 16th day of June, 1995.

                                       MARINE MIDLAND BANK


                                       By:      /s/ RICHARD G. PITTIUS
                                           ------------------------------------
                                                 Richard G. Pittius
                                                 Assistant Vice President

Exhibit T1A(vii)


             This form is for use by State Banks only. It should be used for publication purposes only, and should not be returned to the FDIC.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

   Federal Reserve Bank
Administrator of State Banks

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

REPORT OF CONDITION

Consolidated Report of Condition of Marine Midland Bank of Buffalo, New York and Foreign and Domestic Subsidiaries, a member of the Federal Reserve Sytem, at the close of business on March 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS
Thousands of dollars
Cash and balances due from depository institutions:
------------
  Noninterest-bearing balances currency and coin . . . . . . . . . . . . . . .   $974,096

  Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . .    897,640

Held-to-maturity securities  . . . . . . . . . . . . . . . . . . . . . . . . .  2,095,379

Available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . . . .     43,753

Federal Funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

    Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . .      782,000
    Securities purchased under agreements to resell  . . . . . . . . . . . . .      317,383
                                                                                 ----------
Loans and lease financing receivables:
  Loans and leases net of unearned income  . . . . . . . . . . . . . . . . . .   12,647,803
  LESS: Allowance for loan and lease losses  . . . . . . . . . . . . . . . . .      540,156
  LESS: Allocated transfer risk reserve  . . . . . . . . . . . . . . . . . . .            0
                                                                                 ----------
  Loans and lease, net of unearned income, allowance, and reserve  . . . . . .   12,107,647
Trading assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      399,701
Premises and fixed assets (including capitalized leases) . . . . . . . . . . .      182,043
Other real estate owned  . . . . . . . . . . . . . . . . . . . . . . . . . . .       21,078
Investments in unconsolidated subsidiaries and associated companies  . . . . .            0
Customers' liability to this bank on acceptances outstanding . . . . . . . . .       20,189
Intangible assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61,282
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      656,014
Total assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18,558,205

LIABILITIES
Deposits:
  In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12,873,835
                                                                                 ----------
  Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,935,310
  Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9,938,525
                                                                                 ----------
In foreign offices, Edge, and Agreement subsidiaries, and IBFs . . . . . . . .    2,509,707
                                                                                 ----------
  Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            0
  Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2,509,707
                                                                                 ----------
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
  Federal funds purchased  . . . . . . . . . . . . . . . . . . . . . . . . . .      412,770
  Securities sold under agreements to repurchase . . . . . . . . . . . . . . .      325,438
Demand notes issued to the U.S. Treasury . . . . . . . . . . . . . . . . . . .       94,586
Trading Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       80,731
Other borrowed money:
  With original maturity of one year or less . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      43,408
  With original maturity of more than one year . . . . . . . . . . . . . . . .           0
Mortgage indebtedness and obligations under capitalized leases . . . . . . . .      38,288
Bank's liability on acceptances executed and outstanding . . . . . . . . . . .      20,189
Subordinated notes and debentures  . . . . . . . . . . . . . . . . . . . . . .     225,000
Other liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     413,450
Total liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17,037,402
Limited-life preferred stock and related surplus . . . . . . . . . . . . . . .           0

EQUITY CAPITAL
Perpetual preferred stock and related surplus  . . . . . . . . . . . . . . . .           0
Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     185,000
Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,758,098
Undivided profits and capital reserves . . . . . . . . . . . . . . . . . . . .    (422,295)
Net unrealized holding gains (losses) on available-for-sale securities . . . .           0
Cumulative foreign currency translation adjustments  . . . . . . . . . . . . .           0
Total equity capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,520,803

Total liabilities, limited-life preferred stock, and equity capital. . . . . .  18,558,205

____________
I, Gerald A. Ronning, Exec. Vice President & Controller of the above-named bank hereby declare that (Name and title of officer authorized to sign report) this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.


                          /s/ Harold A. Ronning
                              Signature of officer authorized to sign report


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been preapared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


                          /s/ James H. Cleave
                              Director


                          /s/ B. J. Kennedy
                              Director


                          /s/ Henry J. Nowak
                              Director